Exhibit 10.10

GLOBAL GREEN SOLUTIONS INC.
Suite 1010-789 West Pender Street
Vancouver, BC
V6C 1H2

Tel: 604-408-0153
Fax: 604-606-7980

December 12, 2006

Chisholm Brothers International ( Bruce and Hugh Chisholm )
Suite 106-212, 16211 Clay Road
Houston, Texas, 77084

Re: Asset Purchase Agreement and Consulting Contracts

The purpose of this letter is to confirm that we have mutually agreed to amend the business relationships which evolved out of the Asset Purchase Agreement dated December 23, 2005 entered into by and between you, Sealweld International Company Ltd. and our Corporation.

Attached to this letter is a term sheet which outlines the terms of our new relationship.

By signing the attached letter in the space indicated, each of you agree that effective January 1, 2007 our business relationship has been revised. On October 31, 2006 your Consulting Agreements were terminated. After that date, the terms of the attached term sheet shall govern our relationship.

We mutually agree to be bound by the term sheet as it has terminated prior agreements and established a new relationship.

Please indicate your acceptance of the terms of the new relationship by signing this letter in the space indicated.

Yours truly;

GLOBAL GREEN SOLUTIONS INC.

R. M. BAKER
Bob Baker, Secretary

By signing below we hereby acknowledge and agree that the provisions of the term sheet shall govern our new business relationship.

BRUCE CHISHOLM	HUGH CHISHOLM
Bruce Chisholm	Hugh Chisholm
Chisholm Brothers International	Chisholm Brothers International